TRIMBLE NAVIGATION LIMITED
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
GLOBAL SUBSCRIPTION AGREEMENT

1.I hereby elect to participate in the Trimble Navigation Limited Amended and Restated Employee Stock Purchase Plan (the “Stock Purchase Plan”) and subscribe to purchase shares of the Company’s Common Stock in accordance with this Global Subscription Agreement, including any special terms and conditions for my country in the appendix hereto (the “Appendix,” together with the Global Subscription Agreement, the “Subscription Agreement”) and the Stock Purchase Plan. All capitalized terms not defined in this Subscription Agreement shall have the same meanings as set forth in the Stock Purchase Plan.
2.    I hereby authorize payroll deductions from each paycheck in the amount of _____% (not to exceed 10%) of my Compensation on each payday during the Offering Period in accordance with the Stock Purchase Plan.

If I am enrolling in the Stock Purchase Plan through the Company’s online enrollment procedures with the Company’s designated broker/third party administrator for the Stock Purchase Plan, then by such enrollment and by making my online enrollment elections, I authorize payroll deductions from each paycheck in the amount of the elected percentage (not to exceed 10%) of my Compensation on each payday during the Offering Period in accordance with the Stock Purchase Plan.
3.    I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Option Price determined in accordance with the Stock Purchase Plan. I understand that any accumulated payroll deductions will be used to automatically exercise my option on the Exercise Date unless I become ineligible to participate in the Stock Purchase Plan or otherwise withdraw from the Stock Purchase Plan in accordance with the withdrawal procedures in effect at such time.
4.    I understand that this Subscription Agreement will automatically re-enroll me in all subsequent Offering Periods unless I withdraw from the Stock Purchase Plan or I become ineligible to participate in the Stock Purchase Plan.  I further understand that my participation in the Stock Purchase Plan in any subsequent Offering Period will be governed by the terms and conditions of the Stock Purchase Plan and the subscription agreement (including any appendix thereto) in effect at that time, subject to my right to withdraw from the Stock Purchase Plan in accordance with the withdrawal procedures in effect at that time.
5.    I have received a copy of the complete “Trimble Navigation Limited Amended and Restated Employee Stock Purchase Plan.” I understand that my participation in the Stock Purchase Plan is in all respects subject to the terms of the Stock Purchase Plan.
6.    I understand and agree that the effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Stock Purchase Plan. I understand that, if I am participating in the Code Section 423(b) Plan Component, I may not transfer the shares of Common Stock out of such

account and to my individual brokerage account for two (2) years following the Exercise Date of any Offering Period.   I agree to notify the Company in writing within 30 days of any disposition of the shares of Common Stock whether such shares are sold while they are held in an account with the Company’s designated broker or in my individual brokerage account.
7.    Shares of Common Stock purchased for me under the Stock Purchase Plan will be deposited into an account established in my name with the Company’s designated broker for the Stock Purchase Plan.
8.    I understand that if I am a U.S. taxpayer participating in the Code Section 423(b) Plan Component and I dispose of any shares of Common Stock received by me pursuant to the Stock Purchase Plan within 2 years after the first day of the Offering Period during which I purchased such shares (“Enrollment Date”) or within 1 year after the Exercise Date, I will be treated for U.S. federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were delivered to me over the Option Price which I paid for the shares. However, if I dispose of such shares at any time after the expiration of the holding period set forth above, I understand that I will be treated for U.S. federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (i) the excess of the fair market value of the shares at the time of such disposition over the Option Price which I paid for the shares under the option, or (ii) the excess of the fair market value of the shares over the Option Price, measured as if the option had been exercised on the Enrollment Date. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.
I understand that if I am a U.S. taxpayer participating in the Non-423(b) Plan Component, the tax treatment under Code Section 423(b) will not apply and I will be treated for U.S. federal income tax purposes as having received ordinary income on the Exercise Date in an amount equal to the excess of the fair market value of the shares on the Exercise Date over the Option Price which I paid for the shares.
9.    I acknowledge that, regardless of any action taken by the Company or, if different, my employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items relating to my participation in the Stock Purchase Plan and legally applicable to me (“Tax-Related Items”) is and remains my responsibility and may exceed the amount actually withheld by the Company or the Employer. I acknowledge that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the option, including the grant of the option, the exercise of the option, the purchase of shares, the subsequent sale of shares of Common Stock acquired pursuant to the option and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the option to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result. Further, if I am subject to Tax-Related Items in more than one jurisdiction, I acknowledge that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to the relevant taxable or tax withholding event, as applicable, I agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, I authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any withholding obligations with regard to Tax-Related Items by one or a combination of the following: (a) withholding from wages or other cash Compensation payable to me by the Company and/or the Employer; or (b) withholding from the proceeds of the sale of shares of Common Stock that I acquire, either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization without further consent); or (c) withholding in shares of Common Stock to be issued to me.
Depending on the withholding method, the Company and/or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case I will receive a refund of any over-withheld amount in cash as soon as practicable and I will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, I am deemed to have been issued the full number of shares of Common Stock purchased, notwithstanding that some shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items.
Finally, I agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of my participation in the Stock Purchase Plan that cannot be satisfied by the means previously described. The Company may refuse to honor the exercise or purchase shares on my behalf or may refuse to deliver the shares of Common Stock or the proceeds of the sale of shares of Common Stock if I fail to comply with my obligations in connection with the Tax-Related Items.
10.    By enrolling and participating in the Stock Purchase Plan, I acknowledge, understand and agree that: (a) the Stock Purchase Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Stock Purchase Plan; (b) the grant of the option is voluntary and occasional and does not create any contractual or other right to receive future grants, or benefits in lieu of grants, even if options have been granted in the past; (c) all decisions with respect to future grants of options, if any, will be at the sole discretion of the Company; (d) my participation in the Stock Purchase Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any Subsidiary, and shall not interfere with the ability of the Company, the Employer or any Subsidiary to terminate my employment relationship at any time with or without cause; (e) I am voluntarily participating in the Stock Purchase Plan; (f) the option and the underlying shares of Common Stock are not intended to replace any pension rights or compensation; (g) unless otherwise agreed with the Company, the option and the underlying shares of Common Stock, and the income and value of same, are not offered to me in my capacity as a director of a Subsidiary of the Company; (h) the option and the underlying shares of Common Stock, and the income value of same, are not part of normal or expected compensation or salary for purposes of calculating any severance, resignation, termination, redundancy, unfair dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments; (i) the future value of the underlying shares of Common Stock is unknown, indeterminable, and cannot be predicted with certainty; (j) the value of shares of Common Stock purchased under the Stock Purchase Plan may increase or decrease, even below the Option Price; (k) no claim or entitlement to compensation or damages shall arise from termination of the option resulting from termination of my employment by the Company or the Employer (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any) and, in consideration of the grant of the option to which I am not otherwise entitled, I irrevocably agree never to institute any claim against the Company, the Employer or any Subsidiary, waive my ability, if any, to bring any such claim, and release the Company, the Employer and any Subsidiary from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, I shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claims; and (l) in the event of termination of my employment (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any), my right to participate in the Stock Purchase Plan and purchase shares of Common Stock under the Stock Purchase Plan, if any, will terminate effective as of the date that I am no longer actively providing services and will not be extended by any notice period (e.g., active service would not include any contractual notice or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any); and the Board shall have the exclusive discretion to determine when I am no longer actively providing services for purposes of my participation in the Stock Purchase Plan; (m) unless otherwise provided in the Stock Purchase Plan or by the Company in its discretion, the option and the benefits evidenced by this Subscription Agreement do not create any entitlement to have the Stock Purchase Plan or any such benefits granted thereunder, transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and (n) neither the Company, the Employer nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between the United States Dollar and my local currency (if different) that may affect the value of the shares of Common Stock or any amounts due to me pursuant to the purchase of the shares or the subsequent sale of any shares of Common Stock purchased under the Stock Purchase Plan.
11.    The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the Stock Purchase Plan, or my acquisition or sale of the underlying shares of Common Stock. I am hereby advised to consult with my own personal tax, legal and financial advisors regarding my participation in the Stock Purchase Plan before taking any action related to the Stock Purchase Plan.
12.    I acknowledge that, depending on my country of residence, I may be subject to insider trading restrictions and/or market abuse laws, which may affect my ability to acquire or sell shares of Common Stock or rights to shares of Common Stock under the Stock Purchase Plan during such times as I am considered to have “inside information” regarding the Company (as defined by the laws in my country).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  I acknowledge that it is my responsibility to comply with any applicable restrictions and that I am advised to speak to my personal legal advisor on this matter.
13.    I hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described in this Subscription Agreement and any other Stock Purchase Plan materials (“Data”) by and among, as applicable, the Employer, and the Company and its Subsidiaries for the exclusive purposes of implementing, administering and managing my participation in the Stock Purchase Plan. I understand that the Company and the Employer may hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all options or any other entitlement to shares of Common Stock awarded, canceled, exercised or outstanding in my favor, for the purpose of implementing, administering and managing the Stock Purchase Plan.
I understand that Data will be transferred to the Company’s designated broker/third party administrator for the Stock Purchase Plan, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Stock Purchase Plan. I understand that the recipients of Data may be located in my country or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than my country. I understand that, if I reside outside the United States, I may request a list with the names and addresses of any potential recipients of Data by contacting my local human resources representative. I authorize the Company, any Subsidiary, the Company’s designated broker/third party administrator for the Stock Purchase Plan and any other possible recipients of Data to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing my participation in the Stock Purchase Plan, including any requisite transfer of Data as may be required to a broker or other third party with whom I may elect to deposit any shares of Common Stock acquired upon purchase of shares under the Stock Purchase Plan. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Stock Purchase Plan. I understand that, if I reside outside the United States, I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data, in any case without cost, by contacting in writing my local human resources representative. Further, I understand that I am providing the consents herein on a purely voluntary basis. If I do not consent, or if I later seek to revoke my consent, my employment status or service and career with the Employer will not be adversely affected; the only consequence of refusing or withdrawing my consent is that the Company would not be able to grant me options under the Stock Purchase Plan or other equity awards or administer or maintain such awards. Therefore, I understand that refusing or withdrawing my consent may affect my ability to participate in the Stock Purchase Plan. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.
14.    The grant of the option and the provisions of this Subscription Agreement are governed by, and subject to, the laws of the State of California, USA, without regard to conflict of laws provisions. For purposes of litigating any dispute that arises under this grant or this Subscription Agreement, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the State of California, USA, agree that such litigation shall be conducted in the courts of Santa Clara County, California, USA, or the federal courts for the United States for the Northern District of California, where this grant is made and/or to be performed.

15.    If I have received this Subscription Agreement or any other document related to the Stock Purchase Plan translated into a language other than English and if meaning of the translated version is different than the English version, the English version will control.
16.    The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Stock Purchase Plan by electronic means. I hereby consent to receive such documents by electronic delivery and agree to participate in the Stock Purchase Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
17.    The provisions of this Subscription Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
18.    The grant of the option shall be subject to any special terms and conditions for my country set forth in the Appendix. Moreover, if I relocate to one of the countries included in the Appendix, the special terms and conditions for such country apply to me, unless the Company determines that the application of such terms and conditions is not necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Subscription Agreement.
19.    The Company reserves the right to impose other requirements on my participation in the Stock Purchase Plan, on the grant of the option and on any shares of Common Stock acquired under the Stock Purchase Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
20.    I acknowledge that a waiver by the Company of breach of any provision of this Subscription Agreement shall not operate or be construed as a waiver of any other provision of this Subscription Agreement, or of any subsequent breach by me or any other participant in the Stock Purchase Plan.

20.    By enrolling in the Stock Purchase Plan, either by signing below or by using the Company’s online enrollment procedures with the Company’s designated broker/third party administrator for the Stock Purchase Plan, I agree to be bound by, and understand that my participation in the Stock Purchase Plan is in all respects subject to, the terms of the Stock Purchase Plan and this Subscription Agreement.

Dated:
Signature of Employee

APPENDIX OF
SPECIAL TERMS AND CONDITIONS TO THE
TRIMBLE NAVIGATION LIMITED
AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN
GLOBAL SUBSCRIPTION AGREEMENT

TERMS AND CONDITIONS

This Appendix, which is part of the Subscription Agreement, includes additional or different terms and conditions that govern my participation in the Stock Purchase Plan and that will apply to me if I am in one of the countries listed below. Unless otherwise defined herein, capitalized terms set forth in this Appendix shall have the meanings ascribed to them in the Stock Purchase Plan or the Subscription Agreement, as applicable.

If I am a citizen or resident of a country other than the one in which I am currently working, am considered a resident of another country for local law purposes or transfer employment and/or residency between countries after the Enrollment Date, the Company shall, in its sole discretion, determine to what extent the terms and conditions included herein will apply to me under these circumstances.

NOTIFICATIONS

This Appendix also includes information regarding securities, exchange control and certain other issues of which I should be aware with respect to my participation in the Stock Purchase Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of April 2015. Such laws are often complex and change frequently. As a result, the Company strongly recommends that I not rely on the information in this Appendix as the only source of information relating to the consequences of my participation in the Stock Purchase Plan because such information may be outdated when the shares of Common Stock are purchased and/or when I sell any shares purchased under the Stock Purchase Plan.

In addition, the information contained herein is general in nature and may not apply to my particular situation. As a result, the Company is not in a position to assure me of any particular result. The Company therefore advises me to seek appropriate professional advice as to how the relevant laws in my country may apply to my particular situation.

Finally, if I am a citizen or resident of a country other than that in which I currently am working, am considered a resident of another country for local law purposes or transfer employment and/or residency to a different country after the Enrollment Date, the information contained herein may not apply in the same manner to me.

ALL EUROPEAN ECONOMIC AREA COUNTRIES

TERMS AND CONDITIONS

Securities Law Restriction.  If I work in a country located in the European Economic Area (“EEA”), my participation in the Stock Purchase Plan may be further limited as a result of applicable securities laws. Specifically, contributions from employees working in the EEA will be limited to less than an aggregate amount of €2.5 million on an annual basis. It is also possible that certain other equity awards in the EEA will count against this €2.5 million threshold. I understand that, if employees in the EEA elect to contribute more than this amount during any year, participation rates will be prorated to ensure that this threshold is not exceeded. If my participation will be prorated, I will receive a notice from the Company explaining the proration.

AUSTRALIA

TERMS AND CONDITIONS

Australian Addendum.  I understand and agree that my right to participate in the Stock Purchase Plan and any options granted under the Stock Purchase Plan are subject to an Australian Addendum to the Stock Purchase Plan. My right to purchase shares of Common Stock is subject to the terms and conditions stated in the Australian Addendum and the Offer Document, in addition to the Stock Purchase Plan and the Subscription Agreement.

NOTIFICATIONS

Securities Law Information.  If I acquire shares under the Stock Purchase Plan and offer the shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law, and I should obtain legal advice regarding any applicable disclosure obligations prior to making any such offer.

AUSTRIA

TERMS AND CONDITIONS

Securities Law Restriction.  My participation in the Stock Purchase Plan may be limited pursuant to the terms and conditions set forth in the Appendix for all EEA countries.
Interest Waiver. By enrolling in the Stock Purchase Plan and accepting the terms of the Subscription Agreement, I unambiguously waive my right to any interest with respect to payroll deductions taken under the Stock Purchase Plan during an Offering Period.

NOTIFICATIONS

Consumer Protection Information. I understand that I may be entitled to revoke acceptance of the Subscription Agreement on the basis of the Austrian Consumer Protection Act (the “Act”) under the conditions listed below, if the Act is considered to be applicable to the Subscription Agreement and the Stock Purchase Plan:

(i)	The revocation must be made within one (1) week after acceptance of the Subscription Agreement.

(ii)
The revocation must be in written form to be valid. It is sufficient if I return the Subscription Agreement to the Company or the Company’s representative with language which can be understood as a refusal to conclude or honor the Subscription Agreement, provided the revocation is sent within the period discussed above.

Exchange Control Information. If I hold shares of Common Stock acquired under the Stock Purchase Plan outside of Austria, I understand that I may be required to submit a report to the Austrian National Bank, depending on the value of the shares of Common Stock. Further, I understand that upon sale of the Shares acquired under the Stock Purchase Plan, I may be required to fulfill certain exchange control obligations if the cash proceeds are held outside of Austria and depending on the transaction volume of all accounts abroad. I acknowledge that I am solely responsible for complying with applicable Austrian exchange control laws and that I have been advised to consult my personal advisor before enrolling in the Stock Purchase Plan, acquiring or selling shares of Common Stock, or opening any foreign accounts in connection with the Stock Purchase Plan to ensure compliance with current regulations.

BELGIUM

TERMS AND CONDITIONS

Authorization to Remit Payroll Deductions. For Belgian law purposes, “payroll deductions” means a specific instruction by me to the Employer to pay out part of my Compensation (as indicated in the Subscription Agreement) in order to fund the Option Price for the shares of Common Stock, in accordance with the terms and conditions of the Stock Purchase Plan.

NOTIFICATIONS

Foreign Asset/Account Reporting Information. I am required to report any taxable income attributable to my participation in the Stock Purchase Plan on my annual tax return. I am also required to report any security or bank accounts opened and maintained outside of Belgium on my annual tax return. In a separate report, I am required to provide the National Bank of Belgium with the account details of any such foreign accounts.

CANADA

TERMS AND CONDITIONS

Nature of Grant.  The following provision replaces Paragraph 10(k) of the Subscription Agreement:

In the event of termination of my employment (for any reason whatsoever, whether or not later found to be invalid or in breach of local labor laws or the terms of my employment agreement, if any), my right to participate in the Stock Purchase Plan, if any, will terminate effective as of the earliest of (i) the date that my employment with the Company or a Designated Subsidiary is terminated; (ii) the date that I receive written notice of termination of employment from the Employer, regardless of any notice period or period of pay in lieu of such notice required under any employment law in the country where I reside (including, but not limited to, statutory law, regulatory law and/or common law), even if such law is otherwise applicable to my employment benefits from the Employer; and (iii) the date that I am no longer actively employed by or actively providing services to the Company or a Designated Subsidiary; the Board shall have the exclusive discretion to determine when I am no longer actively providing services for purposes of my participation in the Stock Purchase Plan.

The following provisions apply if I am a resident of Quebec:

Consent to Receive Information in English.  The parties acknowledge that it is their express wish that the present agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir expressement souhaité que la convention (“Subscription Agreement”), ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

Data Privacy.  The following provision supplements Paragraph 13 of the Subscription Agreement:

I hereby authorize the Company and the Company’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Stock Purchase Plan. I further authorize the Company, the Employer, any Subsidiary and the Company’s designated broker/third party administrator for the Stock Purchase Plan (or such other stock plan service provider that may be selected by the Company to assist with the implementation, administration and management of the Stock Purchase Plan) to disclose and discuss such information with their advisors. I also authorize the Company, the Employer and/or any Subsidiary to record such information and to keep such information in my employment file.

NOTIFICATIONS

Securities Law Information. I am permitted to sell shares of Common Stock acquired through the Stock Purchase Plan through the designated broker appointed under the Stock Purchase Plan, if any (or any other broker acceptable to the Company), provided the resale of shares of Common Stock takes place outside of Canada through the facilities of a stock exchange on which the shares of Common Stock are listed. The shares of Common Stock are currently listed on the Nasdaq Global Select Market.

Foreign Assets/Account Reporting Information. Foreign property, including shares of Common Stock and rights to receive shares of Common Stock (e.g., options under the Plan), must be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds CAD100,000 at any time during the year. Thus, such options must be reported -

generally at a nil cost - if the CAD100,000 cost threshold is exceeded because of other foreign property. When shares of Common Stock are acquired, their cost generally is the adjusted cost base (“ACB”) of the shares. The ACB would ordinarily equal the fair market value of the shares of Common Stock at the time of purchase, but if other shares are also owned, this ACB may have to be averaged with the ACB of the other shares.

CHILE

TERMS AND CONDITIONS

Authorization for Stock Purchase Plan Participation. I hereby authorize the Employer or any Subsidiary to remit my accumulated payroll deductions under the Stock Purchase Plan, on my behalf, to the United States of America, to purchase shares of Common Stock.

I understand that I must execute the attached power of attorney and any other agreements or consents that may be required to enable the Employer, a Subsidiary, or any third party designated by the Employer or the Company, to remit my accumulated payroll deductions from Chile to purchase shares of Common Stock under the Stock Purchase Plan. I understand further that I must return the executed power of attorney to my local human resources representative; if I fail to do so, or if I fail to execute any other form of agreement or consent that is required for the remittance of my payroll deductions, I may not be able to participate in the Stock Purchase Plan.

NOTIFICATIONS

Exchange Control and Tax Reporting Information. I understand that it is my responsibility to comply with the exchange control and tax reporting requirements in Chile in connection with the shares of Common Stock acquired pursuant to the Stock Purchase Plan and that I should consult with my personal legal and tax advisors in this regard.

I am not required to repatriate funds obtained from the sale of shares of Common Stock to Chile. However, if I decide to repatriate such funds to Chile, I must do so through the Formal Exchange Market (i.e., a commercial bank or registered foreign exchange office) if the funds exceed US$10,000. If I do not repatriate the funds and use such funds for the payment of other obligations contemplated under a different Chapter of the Foreign Exchange Regulations, I must sign Annex 1 of the Manual of Chapter XII of the Foreign Exchange Regulations and file it directly with the Central Bank within the first 10 days of the month immediately following the transaction.

If my aggregate investments held outside of Chile meet or exceed US$5,000,000 (including the investments made under the Stock Purchase Plan), I must report the status of such investments quarterly to the Central Bank, using Annex 3.1 of Chapter XII of the Foreign Exchange Regulations.

If I hold shares of Common Stock acquired under the Stock Purchase Plan outside of Chile, I must report the details of such investment and any taxes paid abroad (if I wish to receive credit against my Chilean income taxes for taxes paid abroad). The forms to be used are Tax Form 1853 “Annual Sworn Statement Regarding Credits for Taxes Paid Abroad” and Tax Form 1851 “Annual Sworn Statement

Regarding Investments Held Abroad.” If I am not a Chilean citizen and have been a resident in Chile for less than three years, I am exempt from the requirement to file Tax Form 1853. The forms must be submitted electronically through the Chilean Internal Revenue Service (the “CIRS”) website (www.sii.cl) before March 15 of each year.

I also understand that investments abroad must be registered with the CIRS for me to be entitled to a foreign tax credit for any tax withheld on dividends abroad, if applicable, and such registration also provides evidence of the price paid for the shares of Common Stock which I will need when the shares are sold.   It may also be possible for me to provide other evidence of the price paid for the shares and the number of shares purchased and sold; however, neither the Company nor its broker are under any obligation to provide me with such a report.

Securities Law Information. The offer of the option constitutes a private offering in Chile effective as of the date of the offer of the option. The offer of the option is made subject to general ruling n° 336 of the Chilean Superintendence of Securities and Insurance (“SVS”).  The offer refers to securities not registered at the securities registry or at the foreign securities registry of the SVS, and, therefore, such securities are not subject to oversight of the SVS.  Given that the option is not registered in Chile, the Company is not required to provide public information about the option or the shares of Common Stock in Chile. Unless the option and/or the shares of Common Stock are registered with the SVS, a public offering of such securities cannot be made in Chile.
Información bajo la Ley de Mercado de Valores: La presente opción contituye una oferta privada en Chile y se inicia en la Fecha de Inscripción. Esta opción se acoge a las disposiciones de la Norma de Carácter General Nº 336 de la Superintendencia de Valores y Seguros de Chile (“SVS”).  Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la SVS, por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratarse esta opción de una oferta de valores no inscritos en Chile, no existe la obligación por parte de la Compañía de entregar en Chile información pública respecto de la opción o de sus Acciones. Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.

[Power of Attorney follows on accompanying page]

TRIMBLE NAVIGATION LIMITED
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

POWER OF ATTORNEY
FOR EMPLOYEES IN CHILE

KNOW ALL MEN BY THESE PRESENTS:

That _____________________________________, an employee working for ______________________________ (insert name of employer), a corporation duly organized and existing under the laws of Chile, does hereby appoint as attorney-in-fact, _____________________ (insert name of employer), through its duly appointed representative, with full power and authority to do the following:

1.
To prepare, execute and file any report, application and/or any other documents required for implementation of the Trimble Navigation Limited Amended and Restated Employee Stock Purchase Plan (the “Stock Purchase Plan”) in Chile;

2.
To take any action that may be necessary or appropriate to implement the Stock Purchase Plan with the competent Chilean authorities, including, without limitation, to transfer my payroll deductions out of Chile to purchase shares of Common Stock under the Stock Purchase Plan; and

3.	To constitute and appoint, in its place and stead, and as its substitute, one or more representatives, with power of revocation.

I hereby ratify and confirm as my own act and deed all that such representative may do or cause to be done by virtue of this instrument.

IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed in my name this

____ day of     ____________________________,    ____________.
(Month)                 (Year)

By:    _______________________________________
(Signature)

CZECH REPUBLIC

TERMS AND CONDITIONS
Securities Law Restriction.  My participation in the Stock Purchase Plan may be limited pursuant to the terms and conditions set forth in the Appendix for all EEA countries.

Authorization for Payroll Deductions. I understand that, in addition to other procedures for enrolling in the Stock Purchase Plan, I may be required to execute a separate agreement regarding payroll deductions and submit it to my local payroll representative in order to participate in the Stock Purchase Plan.  I agree to execute any other agreements or consents that may be required by the Employer or the Company with respect to payroll deductions under the Stock Purchase Plan.  I understand that if I fail to execute any other form of agreement or consent that is required with respect to payroll deductions under the Stock Purchase Plan, I may not be able to participate in the Stock Purchase Plan.

NOTIFICATIONS

Exchange Control Information.  Upon request of the Czech National Bank (the “CNB”), I may need to report the following to the CNB: foreign direct investments, financial credits from abroad, investment in foreign securities and associated collection and payments (shares of Common Stock and proceeds from the sale of shares of Common Stock may be included in this reporting requirement). I may need to report the following even in the absence of a request from the CNB: foreign direct investments with a value of CZK 2,500,000 or more in the aggregate or other foreign financial assets with a value of CZK 200,000,000 or more. I am solely responsible for complying with applicable Czech exchange control laws.

FINLAND

TERMS AND CONDITIONS

Securities Law Restriction.  My participation in the Stock Purchase Plan may be limited pursuant to the terms and conditions set forth in the Appendix for all EEA countries.

FRANCE

TERMS AND CONDITIONS

Securities Law Restriction.  My participation in the Stock Purchase Plan may be limited pursuant to the terms and conditions set forth in the Appendix for all EEA countries.

Payroll Deduction Authorization. This provision translates Section 2 of the Subscription Agreement:

I hereby authorize payroll deductions from each paycheck in the amount of _____% (not to exceed 10%) of my Compensation on each payday during the Offering Period in accordance with the Stock Purchase Plan.

J’autorise par les présentes les prélèvements, sur chacun de mes salaires, d’un montant de _____% (10% maximum) de ma Rémunération lors de chaque jour de paie pendant la Période d’Offre conformément au Stock Purchase Plan.

If I am enrolling in the Stock Purchase Plan through the Company’s online enrollment procedures with the Company’s designated broker/third party administrator for the Stock Purchase Plan, then by such enrollment and by making my online enrollment elections, I authorize payroll deductions from each paycheck in the amount of the elected percentage (not to exceed 10%) of my Compensation on each payday during the Offering Period in accordance with the Stock Purchase Plan.

Si je participe en ligne au Stock Purchase Plan par le biais de la procédure de participation en ligne que la Société a mise en oeuvre avec un administrateur ou un courtier pour le Stock Purchase Plan, par une telle participation et par cette décisions de participation en ligne, j’autorise par les présentes les prélèvements, sur chacun de mes salaires, le chiffre du pourcentage choisi % (10% maximum) de ma Rémunération lors de chaque jour de paie pendant la Période d’Offre conformément au Stock Purchase Plan.

Language Consent.  By enrolling in the Stock Purchase Plan, either by signing the Subscription Agreement or by using the Company’s online enrollment procedures with the Company’s designated broker/third party administrator for the Stock Purchase Plan, I agree to be bound by, and understand that my participation in the Stock Purchase Plan is in all respects subject to, the terms of the Stock Purchase Plan and this Subscription Agreement.  I confirm having read and understood the documents relating to the Stock Purchase Plan (the Stock Purchase Plan and this Subscription Agreement) which were provided to me in the English language.  I accept the terms of those documents accordingly.
En acceptant de participer au Stock Purchase Plan, soit en signant le formulaire de participation soit en utilisant la méthode de la participation en ligne par le biais de la procédure de participation en ligne que la Société a mise en oeuvre avec un administrateur ou un courtier pour le Stock Purchase Plan, j’accepte être lié et je comprends que ma participation est telle que décrite dans le Stock Purchase Plan et le formulaire de participation. Je confirme avoir lu et compris les documents relatifs au Stock Purchase Plan (le Plan et cet formulaire de participation) qui ont été communiqués en langue anglaise. J’accepte les termes de ces documents en connaissance de cause.

NOTIFICATIONS

Foreign Asset/Account Reporting Information. If I hold securities (including shares of Common Stock purchased under the Stock Purchase Plan) or maintain a foreign bank account, I am required to report the maintenance of such to the French tax authorities when filing my annual tax return.

GERMANY

TERMS AND CONDITIONS

Securities Law Restriction.  My participation in the Stock Purchase Plan may be limited pursuant to the terms and conditions set forth in the Appendix for all EEA countries.

NOTIFICATIONS

Exchange Control Information.  Cross-border payments in excess of €12,500 must be reported electronically to the German Federal Bank. The online filing portal can be accessed at www.bundesbank.de. I understand that it is my responsibility to comply with this reporting obligation and that I should consult with my personal tax advisor in this regard.

HONG KONG

NOTIFICATIONS

Securities Law Information. Warning: The option and any shares of Common Stock to be issued upon exercise of the option do not constitute a public offering of securities under Hong Kong law and are available only to eligible Employees of the Company or its Subsidiaries. The Subscription Agreement, including this Appendix, the Stock Purchase Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have the documents been reviewed by any regulatory authority in Hong Kong. The Subscription Agreement and any related documentation are intended only for the personal use of each eligible Employee of the Company or its Subsidiaries and may not be distributed to any other person. I understand that I am advised to exercise caution in relation to the option. If I am in any doubt about any of the contents of the Subscription Agreement, including this Appendix, or the Stock Purchase Plan, I understand that I should obtain independent professional advice.

HUNGARY

TERMS AND CONDITIONS

Securities Law Restriction.  My participation in the Stock Purchase Plan may be limited pursuant to the terms and conditions set forth in the Appendix for all EEA countries.

Authorization for Payroll Deductions. I understand that, in addition to other procedures for enrolling in the Stock Purchase Plan, I may be required to execute a separate consent for payroll deductions and submit it to my local payroll representative in order to participate in the Stock Purchase Plan.  I agree to execute any other agreements or consents that may be required by the Employer or the Company with respect to payroll deductions under the Stock Purchase Plan.  I understand that if I fail to execute any other form of agreement or consent that is required with respect to payroll deductions under the Stock Purchase Plan, I may not be able to participate in the Stock Purchase Plan.

INDIA

NOTIFICATIONS

Exchange Control Information.  I understand that proceeds from the sale of shares of Common Stock must be repatriated to India within ninety (90) days of receipt. I also understand that I should obtain a foreign inward remittance certificate (“FIRC”) from the bank where I deposit foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.

Foreign Asset/Account Reporting Information. I understand that I am required to declare foreign bank accounts and any foreign financial assets (including shares of Common Stock held outside India) in my annual tax return. I understand that it is my responsibility to comply with this reporting obligation and that I should consult with my personal tax advisor in this regard.

IRELAND

TERMS AND CONDITIONS

Securities Law Restriction.  My participation in the Stock Purchase Plan may be limited pursuant to the terms and conditions set forth in the Appendix for all EEA countries.

NOTIFICATIONS

Director Notification Information. If I am a director, shadow director or secretary of the Company’s Irish Subsidiary, I must notify the Irish Subsidiary in writing within five business days of receiving or disposing of an interest in the Company (e.g., options, shares of Common Stock, etc.), or within five business days of becoming aware of the event giving rise to the notification requirement or within five days of becoming a director, shadow director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to me if I am a director, shadow director or secretary).

There are pending changes to this notification requirement which, if implemented, will limit this notification requirement to interests exceeding 1% of the Company. I understand that I should consult my personal legal advisor as to whether or not this notification requirement applies to me.

JAPAN

NOTIFICATIONS

Foreign Asset/Account Reporting Information. I understand that I will be required to report details of any assets held outside of Japan as of December 31st (including any shares of Common Stock acquired under the Stock Purchase Plan) to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15th each year. I understand that I should consult with my personal tax advisor as to whether the reporting obligation applies to me and whether I will be required to report details of any outstanding options under the Stock Purchase Plan, shares of Common Stock and/or cash held by me in the report.

KENYA

There are no country-specific terms and conditions.

KOREA

TERMS AND CONDITIONS

Power of Attorney.  I understand that I may be required to execute and return a Power of Attorney to my local human resources representative in order to participate in the Stock Purchase Plan and that my failure to do so may prevent me from being able to participate in the Stock Purchase Plan.

NOTIFICATIONS

Exchange Control Information. I acknowledge if I am a Korean resident and I receive US$500,000 or more in a single transaction from the sale of shares of Common Stock, Korean exchange control laws require that I repatriate the proceeds to Korea within 18 months of the date of sale.

Foreign Assets/Account Reporting Information. Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts) based in foreign countries that have not entered into an “inter-governmental agreement for automatic exchange of tax information” with Korea to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 1 billion (or an equivalent amount in foreign currency). I understand that I should consult with my personal tax advisor for additional information about this reporting obligation, including whether or not there is an applicable inter-governmental agreement between Korea and the U.S. (or any other country where I may hold any shares of Common Stock or cash acquired in connection with the Stock Purchase Plan).

MEXICO

TERMS AND CONDITIONS

Labor Law Policy and Acknowledgment. By participating in the Stock Purchase Plan, I expressly recognize that Trimble Navigation Limited, with registered offices at 935 Stewart Drive, Sunnyvale, California 94085, U.S.A., is solely responsible for the administration of the Stock Purchase Plan and that my participation in the Stock Purchase Plan and purchase of shares of Common Stock does not constitute an employment relationship between me and the Company since I am participating in the Stock Purchase Plan on a wholly commercial basis and my sole employer is Trimble Mexico S. de R.L. (“Trimble-Mexico”). Based on the foregoing, I expressly recognize that the Stock Purchase Plan and the benefits that I may derive from participation in the Stock Purchase Plan do not establish any rights between me and the employer, Trimble-Mexico, and do not form part of the employment conditions and/or benefits provided by Trimble-Mexico and any modification of the Stock Purchase Plan or its termination shall not constitute a change or impairment of the terms and conditions of my employment.

I further understand that my participation in the Stock Purchase Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue my participation at any time without any liability to me.

Finally, I hereby declare that I do not reserve to myself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Stock Purchase Plan or the benefits derived under the Stock Purchase Plan, and I therefore grant a full and broad release to the Company, its Subsidiaries, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.

Política de Ley  Laboral y  Reconocimiento. Participando en el Plan, reconozco expresamente que Trimble Navigation Limited, con sus oficinas registradas en 935 Stewart Drive, Sunnyvale, California 94085, U.S.A., es el único responsable de la administración del Plan y que mi participación en el mismo y la compra de acciones no constituye de ninguna manera una relación laboral entre mi persona y la Compañía dado que mi participación en el Plan deriva únicamente de una relación comercial y que mi único empleador es Trimble Mexico S. de R.L. (“Trimble-Mexico”). Derivado de lo anterior, expresamente reconozco que el Plan y los beneficios que pudieran derivar del mismo no establecen ningún derecho entre mi persona y el empleador, Trimble-Mexico, y no forman parte de las condiciones laborales y/o prestaciones otorgadas por Trimble-Mexico, y cualquier modificación al Plan o la terminación del mismo no podrá ser interpretada como una modificación o degradación de los términos y condiciones de mi trabajo.

Asimismo, entiendo que mi participación en el Plan es resultado de la decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto para modificar y/o terminar mi participación en cualquier momento, sin ninguna responsabilidad para mi persona.

Finalmente, manifiesto que no me reservo ninguna acción o derecho que origine una demanda en contra de la Compañía por cualquier compensación o daño en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia otorgo un amplio y total finiquito a la Compañía, sus afiliadas, sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales con respecto a cualquier demanda que pudiera surgir.

NETHERLANDS

TERMS AND CONDITIONS

Securities Law Restriction.  My participation in the Stock Purchase Plan may be limited pursuant to the terms and conditions set forth in the Appendix for all EEA countries.

NEW ZEALAND

TERMS AND CONDITIONS

Securities Law Information. I understand that I am being offered an opportunity to participate in the Stock Purchase Plan and that, in compliance with New Zealand Securities Law, I am hereby notified that the materials listed below are available for my review at the web addresses listed below:

1.The Trimble Navigation Limited most recent Annual Report on Form 10-K - Trimble Form 10-K 2014

2.The Trimble Navigation Limited most recent Quarterly Report on Form 10-Q - Trimble 3rd Qtr Form 10-Q

3.The Trimble Navigation Limited most recent published financial statement - Trimble recent published financial statements

4.The Trimble Navigation Limited Amended and Restated Employee Stock Purchase Plan - Trimble Employee Stock Purchase Plan as amended July 30 2012

5.The Trimble Navigation Limited Amended and Restated Employee Stock Purchase Plan Prospectus Trimble Employee Stock Purchase Plan Prospectus July 30 2012

6.The Trimble Navigation Limited Amended and Restated Employee Stock Purchase Plan Global Subscription Agreement – Trimble Employee Stock Purchase Plan Global Agreement

A copy of the above materials will be provided to me free of charge upon request to Trimble Navigation Ltd., Stock Administration Office, 935 Stewart Drive, Sunnyvale, California 94085, U.S.A.

When reading these materials, I understand that all references to the Option Price are listed in U.S. dollars.   I understand that I should read the materials carefully before making a decision whether to participate in the Stock Purchase Plan and that I should consult with my personal tax advisor for specific information concerning my personal tax situation with regard to participation in the Stock Purchase Plan.

NORWAY

TERMS AND CONDITIONS

Securities Law Restriction.  My participation in the Stock Purchase Plan may be limited pursuant to the terms and conditions set forth in the Appendix for all EEA countries.

POLAND

TERMS AND CONDITIONS

Securities Law Restriction.  My participation in the Stock Purchase Plan may be limited pursuant to the terms and conditions set forth in the Appendix for all EEA countries.

Authorization for Payroll Deductions. I understand that, in addition to other procedures for enrolling in the Stock Purchase Plan, I may be required to execute a separate consent for payroll deductions and submit it to my local payroll representative in order to participate in the Stock Purchase Plan.  I agree to execute any other agreements or consents that may be required by the Employer or the Company with respect to payroll deductions under the Stock Purchase Plan.  I understand that if I fail to execute any other form of agreement or consent that is required with respect to payroll deductions under the Stock Purchase Plan, I may not be able to participate in the Stock Purchase Plan.

NOTIFICATIONS

Exchange Control Information. If I hold shares of Common Stock acquired under the Stock Purchase Plan and/or maintain a bank account abroad, I must report information to the National Bank of Poland if the total value of securities and cash in such foreign accounts exceeds PLN 7 million. The reports must be filed on a quarterly basis on special forms available on the website of the National Bank of Poland. Additionally, if I transfer funds into or out of Poland in excess of €15,000, the transfer must be made via a bank account held at a bank in Poland, and I must maintain the documents connected with the transfer for a period of five (5) years, as measured from the end of the year in which such transaction occurred.

SINGAPORE

NOTIFICATIONS

Securities Law Information.  The grant of the option under the Stock Purchase Plan is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Stock Purchase Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Stock Purchase Plan is subject to section 257 of the SFA and I will not be able to make (a) any subsequent sale of the shares of Common Stock in Singapore or (b) any offer of such subsequent sale of the shares of Common Stock subject to the option in Singapore, unless such sale or offer is made (i) after 6 months from the offer of the option or

(ii) pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA.

Chief Executive Officer and Director Notification Information. If I am the Chief Executive Officer (“CEO”) or a director, associate director or shadow director of a Singapore Subsidiary, I am subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary in writing of an interest (e.g., options, shares of Common Stock, etc.) in the Company or any Subsidiary or other related companies within two (2) business days of (i) its acquisition or disposal, (ii) any change in previously disclosed interest (e.g., when shares acquired under the Stock Purchase Plan are sold), or (iii) becoming the CEO, a director, associate director or shadow director if such an interest exists at the time.

SPAIN

TERMS AND CONDITIONS

Securities Law Restriction.  My participation in the Stock Purchase Plan may be limited pursuant to the terms and conditions set forth in the Appendix for all EEA countries.

Nature of Grant. The following provisions supplement Paragraph 10 of the Subscription Agreement:

By signing the Subscription Agreement, I consent to participation in the Stock Purchase Plan and acknowledge that I have received a copy of the Stock Purchase Plan.

I understand that the Company has unilaterally, gratuitously and in its own discretion decided to offer the opportunity to participate in the Stock Purchase Plan to Employees in certain countries around the world. This is a limited decision that is entered into upon the express assumption and condition that such offer will not bind the Company or any Subsidiary, other than as set forth in the Subscription Agreement. Consequently, I understand that the offer to participate in the Stock Purchase Plan is extended on the assumption and condition that my participation and/or any shares of Common Stock acquired under the Stock Purchase Plan are not part of any employment contract (either with the Employer, the Company, or any Subsidiary) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation), or any right whatsoever. Furthermore, I understand that I shall not be entitled to continue participating in the Stock Purchase Plan once my status as an Employee terminates for any reason, including, without limitation, retirement, death, or a termination that is deemed to be an “unfair dismissal” or “constructive dismissal,” as set forth in Section 10(b) of the Stock Purchase Plan. In addition, I understand that the offer to participate in the Stock Purchase Plan would not have been made to me but for the assumptions and conditions referred to above; thus, I acknowledge and freely accept that, should any or all of the assumptions be mistaken, or should any of the conditions not be met, for any reason, any offer or right to participate in the Stock Purchase Plan shall be null and void.

NOTIFICATIONS

Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the Stock Purchase Plan or the shares of Common Stock acquired pursuant thereto. The Subscription Agreement (including this Appendix) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and it does not constitute a public offering prospectus.

Exchange Control Information. I must declare the acquisition, ownership and sale of shares of Common Stock to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”) of the Ministry of Economy and Competitiveness.  Generally, the declaration must be made in January for shares of Common Stock owned as of December 31 of the prior year on a Form D-6; however, if the value of shares of Common Stock acquired or sold exceeds €1,502,530 (or if I hold 10% or more of the share capital of the Company), the declaration must be filed also within one month of the acquisition or sale, as applicable.

In addition, I may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including shares of Common Stock acquired under the Plan), and any transactions with non-Spanish residents (including any payments of shares of Common Stock made to me pursuant to the Plan) depending on the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year.

Foreign Asset/Account Reporting Information. To the extent that I hold rights or assets (e.g., cash or shares of Common Stock held in a bank or brokerage account) outside of Spain with a value in excess of €50,000 per type of right or asset as of December 31 each year (or at any time during the year in which I sell or dispose of such right or asset), I am required to report information on such rights and assets on my tax return for such year. After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000.

I understand that it is my responsibility to comply with these reporting obligations and that I should consult with my personal tax advisor in this regard.

SWEDEN

TERMS AND CONDITIONS

Securities Law Restriction.  My participation in the Stock Purchase Plan may be limited pursuant to the terms and conditions set forth in the Appendix for all EEA countries.

SWITZERLAND

NOTIFICATIONS

Securities Law Information. The offer to participate in the Stock Purchase Plan and the issuance of any shares of Common Stock is not intended to be a public offering in Switzerland. Neither this document nor any other materials relating to the option constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, and neither this document nor any other materials relating to the option may be publicly distributed nor otherwise made publicly available in Switzerland.

TAIWAN

NOTIFICATIONS

Exchange Control Information. I understand that I may acquire foreign currency (including proceeds from the sale of shares) up to US$5,000,000 per year without justification. If the transaction amount is TWD500,000 or more in a single transaction, I will be required to submit a Foreign Exchange Transaction Form to the bank. If the transaction amount is US$500,000 or more in a single transaction, I may also be required to provide supporting documentation to the satisfaction of the bank.

UNITED ARAB EMIRATES

NOTIFICATIONS

Securities Law Information. Participation in the Stock Purchase Plan is being offered only to eligible Employees and is in the nature of providing equity incentives to Employees in the United Arab Emirates. The Stock Purchase Plan and the Subscription Agreement are intended for distribution only to such Employees and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If I do not understand the contents of the Stock Purchase Plan and this Subscription Agreement, I should consult an authorized financial adviser.

The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Stock Purchase Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Stock Purchase Plan or the Subscription Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.

UNITED KINGDOM

TERMS AND CONDITIONS

Securities Law Restriction.  My participation in the Stock Purchase Plan may be limited pursuant to the terms and conditions set forth in the Appendix for all EEA countries.

Responsibility for Taxes.  The following provision supplements Paragraph 9 of the Subscription Agreement:

I agree that, if I do not pay or the Company or the Employer does not withhold from me, the full amount of income tax that I owe in connection with the option within 90 days of the end of the U.K. tax year in which the event giving rise to the income tax liability occurs, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax may constitute a loan owed by me to the Company and/or the Employer, effective on the Due Date. I agree that the loan will bear interest at the then-current official HMRC rate, it will be immediately due and repayable, and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to in Paragraph 9 of the Subscription Agreement.

Notwithstanding the foregoing, if I am an executive officer or director within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended, the terms of the immediately foregoing provision will not apply. In the event that I am an executive officer or director and the income tax is not collected or paid by me by the Due Date, the amount of any uncollected income tax may constitute a benefit to me on which additional income tax and National Insurance contributions (“NICs”) may be payable. I acknowledge that I will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as applicable) for the value of any employee NICs due on this additional benefit.

Joint Election. As a condition of participation in the Stock Purchase Plan and the purchase of shares of Common Stock, I agree to accept any liability for secondary Class 1 NICs which may be payable by the Company and/or the Employer in connection with the option and any event giving rise to Tax-Related Items (the “Employer NICs”). Without prejudice to the foregoing, I agree to execute a joint election with the Company, the form of such joint election having been approved formally by Her Majesty’s Revenue and Customs (“HMRC”) (the “Joint Election”), and any other required consent or election to accomplish the transfer of Employer NICs to me. I further agree to execute such other joint elections as may be required between me and any successor to the Company or the Employer. I further agree that the Company or the Employer may collect the Employer NICs from me by any of the means set forth in Paragraph 9 of the Subscription Agreement.

If I do not enter into a Joint Election prior to the Exercise Date or if approval of the Joint Election has been withdrawn by HMRC, I will not be entitled to purchase shares of Common Stock or receive any benefit under the Stock Purchase Plan, without any liability to the Company or the Employer.

TRIMBLE NAVIGATION LIMITED
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Important Note on the Joint Election to Transfer
Employer National Insurance Contributions

As a condition of participation in the Trimble Navigation Limited Amended and Restated Employee Stock Purchase Plan (the “Stock Purchase Plan”) and the exercise of any option that may be granted to me by Trimble Navigation Limited (the “Company”), I am required to enter into a joint election to transfer to me any liability for employer secondary Class 1 National Insurance contributions (the “Employer’s Liability”) that may arise in connection with any option granted to me by the Company under the Stock Purchase Plan (the “Joint Election”).
If I do not agree to enter into the Joint Election, any grant of an option will be worthless as I will not receive any benefit in connection with the option.
By entering into the Joint Election:
•I agree that any Employer’s Liability that may arise in connection with or pursuant to the option (and the acquisition of shares of Common Stock) or other taxable events in connection with the option will be transferred to me; and
•I authorise the Company and/or the Employer to recover an amount sufficient to cover this liability by any of the means set forth in the Subscription Agreement and/or the Joint Election.
•I acknowledge that even if I have electronically entered into the Joint Election by enrolling in the Stock Purchase Plan through the Company’s online acceptance procedures, the Company or the Employer may still require me to sign a paper copy of this Joint Election (or a substantially similar form) if the Company determines such is necessary to give effect to the Joint Election.
By enrolling in the Stock Purchase Plan by using the Company’s online enrollment procedures with the Company’s designated broker/third party administrator for the Stock Purchase Plan
(or by signing the Joint Election, if applicable),
I am agreeing to be bound by the terms of the Joint Election.

Please read the terms of the Joint Election carefully before enrolling in the Stock Purchase Plan and accepting the terms of the Subscription Agreement and the Joint Election.

Please keep a copy of the Joint Election for your records.

TRIMBLE NAVIGATION LIMITED
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
Election To Transfer the Employer’s National Insurance Liability to the Employee
This Election is between:

A.
The individual who has obtained authorised access to this Joint Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to receive options pursuant to the Trimble Navigation Limited Amended and Restated Employee Stock Purchase Plan (the “Stock Purchase Plan”), and

B.
Trimble Navigation Limited, at 935 Stewart Drive, Sunnyvale, California 94085, U.S.A. (the “Company”), which may grant options under the Stock Purchase Plan and is entering into this Joint Election on behalf of the Employer.

1.Introduction

1.1	This Joint Election relates to any option granted to the Employee under the Stock Purchase Plan on or after January 1, 2013 up to the termination date of the Stock Purchase Plan.

1.2	In this Joint Election the following words and phrases have the following meanings:

(a)	“Chargeable Event” means, in relation to the Stock Purchase Plan:

(i)	the acquisition of securities pursuant to options (within section 477(3)(a) of ITEPA);

(ii)	the assignment (if applicable) or release of options in return for consideration (within section 477(3)(b) of ITEPA);

(iii)	the receipt of a benefit in connection with the options, other than a benefit within (i) or (ii) above (within section 477(3)(c) of ITEPA);

(iv)	post-acquisition charges relating to the options and/or shares acquired pursuant to the options (within section 427 of ITEPA); and/or

(v)	post-acquisition charges relating to the options and/or shares acquired pursuant to the options (within section 439 of ITEPA).

(b)    “ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.

(c)    “SSCBA” means the Social Security Contributions and Benefits Act 1992.

1.3
This Joint Election relates to the employer’s secondary Class 1 National Insurance contributions (the “Employer’s Liability”) which may arise on the occurrence of a Chargeable Event in respect of the options pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

1.4
This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

1.5
This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).

2.    The Election
The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability on the Chargeable Event is hereby transferred to the Employee. The Employee understands that by signing the Joint Election or by enrolling in the Stock Purchase Plan by using the Company’s online enrollment procedures with the Company’s designated broker/third party administrator for the Stock Purchase Plan, he or she will become personally liable for the Employer’s Liability covered by this Joint Election. This Joint Election is made in accordance with paragraph 3B(1) of Schedule 1 to SSCBA.
3.    Payment of the Employer’s Liability

3.1	The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability from the Employee at any time after the Chargeable Event:

(i)	by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Chargeable Event; and/or

(ii)	directly from the Employee by payment in cash or cleared funds; and/or

(iii)	by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive pursuant to the options; and/or

(iv)	through any other method as set forth in the applicable Subscription Agreement entered into between the Employee and the Company.

3.2
The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities to the Employee in respect of the options until full payment of the Employer’s Liability is received.

3.3
The Company agrees to remit the Employer’s Liability to Her Majesty’s Revenue & Customs (“HMRC”) on behalf of the Employee within 14 days after the end of the UK tax month during which the Chargeable Event occurs (or within 17 days if payments are made electronically).

4.    Duration of Election

4.1
The Employee and the Company agree to be bound by the terms of this Joint Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

4.2	This Election will continue in effect until the earliest of the following:

(i)	the Employee and the Company agree in writing that it should cease to have effect;

(ii)	on the date the Company serves written notice on the Employee terminating its effect;

(iii)	on the date HMRC withdraws approval of this Joint Election; or

(iv)
after due payment of the Employer’s Liability in respect of the Stock Purchase Plan to which this Joint Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.

Acceptance by the Employee
The Employee acknowledges that by signing the Joint Election below or by enrolling in the Stock Purchase Plan by using the Company’s online enrollment procedures with the Company’s designated broker/third party administrator for the Stock Purchase Plan, the Employee agrees to be bound by the terms of this Joint Election.
_____________________________
Signature
_____________________________
Employee Name
_____________________________
Date]
Acceptance by the Company
The Company acknowledges that, by arranging for the scanned signature of an authorised representative to appear on this Joint Election, the Company agrees to be bound by the terms of this Joint Election.
Signed for and on behalf of the Company
[please insert electronic signature]
[please insert title]
[please insert date]

SCHEDULE OF EMPLOYER COMPANIES

The following are employer companies to which this Joint Election may apply:

ALK Technologies Limited

Registered Office:	Baird House 15-17 St Cross Street London, EC1N 8UW
Company Registration Number:	4,735,063
Corporation Tax District:
Corporation Tax Reference:	204 52184 23681
PAYE Reference:	073/JZ45398

Amtech Group Limited

Registered Office:	Bank House 171 Midsummer Boulevard Milton Keynes, MK9 1EB
Company Registration Number:	5801504
Corporation Tax District:
Corporation Tax Reference:	[insert]
PAYE Reference:	362/YZ90419

Tekla UK Limited

Registered Office:	Tekla House Cliffe Park Way Morely, Leeds, West Yorkshire LS27 0RY
Company Registration Number:	3753064
Corporation Tax District:
Corporation Tax Reference:	36670 28216
PAYE Reference:	567/D6523

Trimble UK Limited

Registered Office:	1 Bath Street Ipswich, Suffolk 1P2 8SD
Company Registration Number:	4069823
Corporation Tax District:
Corporation Tax Reference:	346 14947 14009
PAYE Reference:	245 / VA37745

UNITED STATES

TERMS AND CONDITIONS
Beneficiary Designation. In the event of my death, any payments and/or shares of Common Stock due under the Stock Purchase Plan shall be paid or issued to my designated beneficiary(ies) on file with the Company.

If I have submitted more than one beneficiary designation, whether submitted in hard copy or through the Company’s online procedures with the Company’s designated broker/third party administrator for the Stock Purchase Plan, I understand that the most recently submitted designation will control.